EXHIBIT 99.1

Sun Healthcare Group, Inc.
Posts Improved Year Over Year Results for the Third Quarter

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (Nov. 2, 2004) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) today announced total net revenues of $204.5 million and net income of $0.8 million for the quarter ended Sept. 30, 2004 (net income of $0.05 per share on a fully diluted basis), compared with total net revenues of $203.4 million and net income of $39.1 million for the comparable quarter in 2003.

     The 2004 third-quarter net income from continuing operations was $7.7 million as compared to a net loss of $12.0 million from continuing operations for the same period in 2003. The 2004 third-quarter net income was positively impacted by $10.1 million of net adjustments, which was comprised of (i) an $11.9 million gain recorded as a cumulative effect of a change in accounting principle as a result of the consolidation of nine entities, as described below, (ii) a $1.5 million loss on sale of assets related primarily to the write-down of land and buildings held for sale, and (iii) a $0.3 million charge for restructuring costs. The 2003 third-quarter net loss included (i) a $4.1 million charge for restructuring costs, and (ii) a $0.7 million loss on sale of assets. The 2004 third-quarter EBITDAR for continuing operations was $12.6 million as compared to $8.8 million for continuing operations for the same period in 2003.

     As a result of the previously reported option agreements to purchase nine entities that collectively own nine facilities that the Company currently leases and operates in New Hampshire, Sun is required to consolidate those nine entities pursuant to FASB Interpretation No. 46 ("FIN 46"). The Company's consolidated assets and liabilities will increase by approximately $54.2 million and $41.2 million, respectively, based upon the fair value of the assets and liabilities of those nine entities as of Sept. 30, 2004. "Overall, the consolidation of the nine entities favorably impacts our financial statements," said Richard K. Matros, chairman and chief executive officer. "The consolidation resulted in a $13.1 million improvement in the balance sheet and a recurring positive quarterly EBITDA impact of approximately $0.8 million. Depreciation and interest charges associated with those nine entities totaled $1.3 million, which resulted in a quarterly net loss of approximately $0.5 million for those nine entities."

     On Nov. 1, 2004, Sun sold its clinical laboratory and radiology operations located in California for $0.5 million cash and a $2.8 million promissory note. Those operations contributed net revenues of $5.0 million and net operating losses of $3.0 million in the third-quarter of 2004. Net revenues and net losses for the nine months ended Sept. 30, 2004, for those operations were $11.6 million and $11.5 million, respectively. Net revenues and net operating losses for the three and nine month periods were reported as discontinued operations.

     On Nov. 1, 2004, Sun acquired a small home healthcare agency in southern California that will improve the Company's market strength in that geographic area.

     Sun reported net revenues of $619.6 million and a net loss of $2.4 million for the nine months ended Sept. 30, 2004, compared with total net revenues of $592.2 million and a net income of $14.3 million for the comparable period in 2003.

     The net income from continuing operations for the nine months ended Sept. 30, 2004 was $12.8 million as compared to a net loss of $25.6 million from continuing operations for the same period in 2003. The 2004 nine-month net income was positively impacted by $12.8 million of net adjustments, which was comprised of (i) an $11.9 million gain recorded as a cumulative effect of a change in accounting principle as a result of the consolidation of nine entities as described above, (ii) a $3.7 million forgiveness of debt related to the refinancing of six inpatient facilities, (iii) a $1.6 million charge for restructuring, and (iv) a $1.2 million loss related primarily to the write-down of land and buildings held for sale. The 2003 nine-month net loss included a $10.0 million charge for restructuring costs, offset by a $2.2 million gain on sale of assets. The EBITDAR for continuing operations for the nine months ended Sept. 30, 2004, was $45.1 million as compared to $32.6 million for the same period in 2003.

Operating Results

     Net revenues from the inpatient services operations, which comprised 72.4 percent of Sun's total revenue from continuing operations for the quarter ended Sept. 30, 2004, increased 5.9 percent from $139.6 million for the quarter ended Sept. 30, 2003, to $147.8 million for the same period in 2004. The revenue gain primarily results from higher per diem rates in all payor categories and an increase in Medicare patients. EBITDAR for the continuing operations of inpatient services increased 8.6% from $15.1 million for the quarter ended Sept. 30, 2003, to $16.4 million for the same period in 2004.

     Sun's net revenues from its continuing ancillary business operations, comprised primarily of SunDance Rehabilitation Corporation, CareerStaff Unlimited, Inc., SunPlus Home Health Services, Inc., and SunAlliance Healthcare Services, Inc., net of intersegment eliminations, decreased $7.2 million from $63.7 million for the quarter ended Sept. 30, 2003, to $56.5 million for the same period in 2004. EBITDAR for those operations decreased over the same period from $5.5 million to $4.5 million.

     "We are pleased with the performance in our largest and core segment of inpatient services operations. We continue to make improvements in that segment," said Matros. "In addition, we have increased our focus on our ancillary operations and believe that we have identified and are addressing the operational issues affecting those businesses, particularly SunDance and CareerStaff. Our rehabilitation therapy services are showing strong signs of recovery from disruptions related to the previously contemplated sale of SunDance. Effective Nov. 1, 2004, we hired a new president, Rick Peranton, for the CareerStaff operations and we expect to see gradual improvement in that segment. Overall, we believe we have a business strategy that will continue to improve operationally and provide opportunities for growth organically and via acquisition."

Earnings Guidance for 2004

     For the year ended Dec. 31, 2004, Sun expects that its total revenues from continuing operations will remain at approximately $840.0 million to $850.0 million due to the sale of the California clinical laboratory and radiology operations. EBITDAR from continuing operations is expected to increase to approximately $58.0 million to $62.0 million as compared to the $50.0 million to $55.0 million given previously. EBITDA from continuing operations is expected to increase to approximately $18.0 million to $20.0 million as compared to the $8.0 million to $10.0 million given previously. Company guidance for net earnings is impacted by higher than expected losses from its California clinical laboratory and radiology operations, which were sold on Nov. 1, 2004, and the addition of $2.6 million of depreciation and interest charges for the last two quarters of the year related to the FIN 46 consolidation. Taking these into consideration, the actual net loss could be $7.0 million to $5.0 million as compared to the $5.0 million to $3.0 million given previously. This guidance assumes, among other things, no acquisitions, a stable reimbursement environment and the divestiture of the remaining three long-term care facilities by year-end. Weighted shares outstanding for the year are expected to be 14.5 million. "We are pleased that our EBITDAR and EBITDA guidance for 2004 is stronger than initially expected as we have improved more quickly than we anticipated," said Matros.

Conference Call

     Sun's senior management will hold a conference call to discuss its third-quarter operating results on Thursday, Nov. 4, 2004, at 1 p.m. EST/ 10 a.m. PST. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. EST on Nov. 4, 2004, until midnight EST on Nov. 10, 2004, by calling (800) 642-1687 and using access code 1609127.

About Sun Healthcare Group, Inc.

     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

# # #

     Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations and investigations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact of an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended Dec. 31, 2003, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's web site, www.sunh.com.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS
	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$ 28,946	$ 25,574
Accounts receivable, net	96,780	109,775
Restricted cash	26,024	33,699
Other current assets	22,409	13,036

Total current assets	174,159	182,084

Property and equipment, net	116,771	59,532
Goodwill, net	3,834	3,834
Restricted cash, non-current	34,889	33,920
Other assets, net	16,349	21,028

Total assets	$ 346,002	$ 300,398
	============	============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current portion of long-term debt	$ 16,984	$ 24,600
Accounts payable	36,689	46,339
Accrued compensation and benefits	35,371	41,333
Accrued self-insurance obligations	40,393	59,029
Other accrued liabilities	64,740	68,160

Total current liabilities	194,177	239,461

Accrued self-insurance obligations, net of current portion	143,410	138,072
Long-term debt, net of current portion	91,044	54,278
Other long-term liabilities	17,488	34,985

Total liabilities	446,119	466,796

Minority interest	7,058	-

Stockholders' deficit	(107,175)	(166,398)

Total liabilities and stockholders' deficit	$ 346,002	$ 300,398
	============	============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended September 30, 2004	For the Three Months Ended September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 204,470	$ 203,429
Costs and expenses:
Operating salaries and benefits	122,633	126,836
Self insurance for workers' compensation and general and professional liability	11,395	8,496
Other operating costs	42,356	40,450
Facility rent expense	9,738	9,910
General and administrative expenses	13,387	17,082
Depreciation and amortization	2,871	1,827
Provision for losses on accounts receivable	2,062	1,727
Interest, net	2,397	4,084
Restructuring costs, net	329	4,092
Loss on sale of assets, net	1,537	729
Total costs and expenses	208,705	215,233

Loss before income taxes, discontinued operations and cumulative effect of change in accounting principle	(4,235)	(11,804)
Income tax expense	-	175
Loss before discontinued operations and cumulative effect of change in accounting principle	(4,235)	(11,979)

Discontinued operations:
Loss from discontinued operations	(3,177)	(5,965)
(Loss) gain on disposal of discontinued operations, net	(3,680)	57,054
(Loss) income on discontinued operations	(6,857)	51,089

Cumulative effect of change in accounting principle net of $0 tax	11,866	-

Net income	$ 774	$ 39,110
	============	============
Basic and diluted income per common
and common equivalent share:
Loss before discontinued operations and cumulative effect of change in accounting principle	$ (0.28)	$ (1.19)
(Loss) income on discontinued operations, net	(0.45)	5.08
Cumulative effect of change in accounting principle	0.78	-
Net income	$ 0.05	$ 3.89
	============	============
Shares used in computing income
per common share:
Basic	15,275	10,060
Diluted	15,354	10,060

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Nine Months Ended September 30, 2004	For the Nine Months Ended September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 619,609	$ 592,224
Costs and expenses:
Operating salaries and benefits	367,658	363,947
Self insurance for workers' compensation and general and professional liability	31,518	26,243
Other operating costs	128,513	113,927
Facility rent expense	29,792	29,504
General and administrative expenses	44,991	50,232
Depreciation and amortization	6,330	5,486
Provision for losses on accounts receivable	5,584	5,291
Interest, net	6,354	14,726
Restructuring costs, net	1,616	10,012
(Loss) gain on sale of assets, net	1,162	(2,225)
Gain on extinguishment of debt, net	(3,734)	-
Total costs and expenses	619,784	617,143

Loss before income taxes, discontinued operations and cumulative effect of change in accounting principle	(175)	(24,919)
Income tax (benefit) expense	(1,122)	665
Income (loss) before discontinued operations and cumulative effect of change in accounting principle	947	(25,584)

Discontinued operations:
Loss from discontinued operations	(12,746)	(18,509)
(Loss) gain on disposal of discontinued operations, net	(2,418)	58,368
(Loss) income on discontinued operations	(15,164)	39,859

Cumulative effect of change in accounting principle net of $0 tax	11,866	-

Net (loss) income	$ (2,351)	$ 14,275
	============	============
Basic and diluted (loss) income
per common and common equivalent share:
Income (loss) before discontinued operations and cumulative effect of change in accounting principle	$ 0.07	$ (2.55)
(Loss) income on discontinued operations, net	(1.06)	3.97
Cumulative effect of change in accounting principle	0.83	-
Net (loss) income	$ (0.16)	$ 1.42
	============	============
Shares used in computing (loss) income
per common share:
Basic	14,181	10,047
Diluted	14,261	10,047

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended September 30, 2004 (unaudited)	For the Three Months Ended September 30, 2003 (unaudited)
Cash flows from operating activities:
Net income	$ 774	$ 39,110

Adjustments to reconcile net income to net cash provided by (used for) operating activities, including discontinued operations:
Depreciation and amortization	2,990	1,727
Amortization of favorable and unfavorable lease intangibles	(546)	(2,005)
Provision for losses on accounts receivable	4,376	2,799
Loss on sale of assets, net	1,537	729
Gain on disposal of discontinued operations, net	3,680	(57,054)
Cumulative effect of change in accounting principle	(11,866)	-
Restricted stock and stock option compensation	325	202
Other, net	119	151
Changes in operating assets and liabilities	7,212	12,893
Net cash provided by (used for) operating activities before reorganization costs	8,601	(1,448)
Net cash paid for reorganization costs	-	(1,606)
Net cash provided by (used for) operating activities	8,601	(3,054)
Cash flows from investing activities:
Capital expenditures, net	(3,383)	(3,135)
Proceeds from sale of assets held for sale	1,357	77,285
Repayment of long-term notes receivable	91	77
Net cash (used for) provided by investing activities	(1,935)	74,227

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	-	(72,113)
Long-term debt repayments	(896)	(776)
Net cash provided by (used for) financing activities	(896)	(72,889)

Net increase (decrease) in cash and cash equivalents	$ 5,770	$ (1,716)
	============	==========

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months Ended September 30, 2004 (unaudited)	For the Nine Months Ended September 30, 2003 (unaudited)
Cash flows from operating activities:
Net (loss) income	$ (2,351)	$ 14,275

Adjustments to reconcile net (loss) income to net cash (used for) provided by operating activities, including discontinued operations:
Gain on extinguishment of debt, net	(3,734)	-
Depreciation and amortization	6,634	7,597
Amortization of favorable and unfavorable lease intangibles	(2,770)	(6,934)
Provision for losses on accounts receivable	10,324	13,104
Gain on sale of assets, net	1,162	(2,225)
Gain on disposal of discontinued operations, net	2,418	(58,368)
Cumulative effect of change in accounting principle	(11,866)	-
Restricted stock compensation and option compensation	891	742
Other, net	1,254	617
Changes in operating assets and liabilities	(24,605)	45,303
Net cash (used for) provided by operating activities before reorganization costs	(22,643)	14,111
Net cash paid for reorganization costs	(499)	(9,846)
Net cash (used for) provided by operating activities	(23,142)	4,265

Cash flows from investing activities:
Capital expenditures, net	(8,305)	(13,578)
Proceeds from sale of assets held for sale	1,357	77,637
Repayment of long-term notes receivable	147	748
Net cash (used for) provided by investing activities	(6,801)	64,807

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	(13,091)	(67,969)
Long-term debt repayments	(5,860)	(4,350)
Net proceeds from issuance of common stock	52,266	-
Net cash provided by (used for) financing activities	33,315	(72,319)

Net increase (decrease) in cash and cash equivalents	$ 3,372	$ (3,247)
	============	==========

Sun Healthcare Group, Inc.

Reconciliation of Net Income to EBITDA and EBITDAR
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 204,470	$ 203,429

Net income	$ 774	$ 39,110

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	$ (4,235)	$ (11,979)

Income tax expense	-	175

Restructuring costs, net	329	4,092

Loss on sale of assets, net	1,537	729

Net segment income (loss)	$ (2,369)	$ (6,983)

Interest, net	2,397	4,084

Depreciation and amortization	2,871	1,827

EBITDA	$ 2,899	$ (1,072)

Facility rent	9,738	9,910

EBITDAR	$ 12,637	$ 8,838
	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

Sun Healthcare Group, Inc.

Reconciliation of Net (Loss) Income to EBITDA and EBITDAR
(in thousands)

	For the	For the
	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 619,609	$ 592,224

Net (loss) income	$ (2,351)	$ 14,275

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	$ 947	$ (25,584)

Income tax (benefit) expense	(1,122)	665

Restructuring costs, net	1,616	10,012

Loss (gain) on sale of assets, net	1,162	(2,225)

Net segment (loss) income	$ 2,603	$ (17,132)

Interest, net	6,354	14,726

Depreciation and amortization	6,330	5,486

EBITDA	$ 15,287	$ 3,080

Facility rent	29,792	29,504

EBITDAR	$ 45,079	$ 32,584
	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Three Months Ended September 30, 2004
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 147,993	$ 23,693	$ 13,240	$ 14,887	$ 4,655	$ 2	$ 204,470

Net segment income (loss)	$ 3,439	$ 1,480	$ 764	$ 1,597	$ (608)	$ (9,041)	$ (2,369)

Interest, net	1,756	21	-	2	-	618	2,397

Depreciation and amortization	2,419	45	45	141	73	148	2,871

EBITDA	$ 7,614	$ 1,546	$ 809	$ 1,740	$ (535)	$ (8,275)	$ 2,899

Facility rent	8,818	176	188	465	91	-	9,738

EBITDAR	$ 16,432	$ 1,722	$ 997	$ 2 ,205	$ (444)	$ (8,275)	$ 12,637
	======	=======	=======	========	=======	=======	========

EBITDA margin	5.1%	6.5%	6.1%	11.7%	(11.5)%		1.4%

EBITDAR margin	11.1%	7.3%	7.5%	14.8%	(9.5)%		6.2%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Nine Months Ended September 30, 2004
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 443,641	$ 78,467	$ 40,643	$ 42,462	$ 14,530	$ 46	$ 619,609

Net segment income (loss)	$ 22,439	$ 8,353	$ 2,194	$ 3,007	$ 194	$ (33,584)	$ 2,603

Interest, net	3,418	16	2	33	(46)	2,931	6,354

Depreciation and amortization	4,876	216	137	443	219	439	6,330

EBITDA	$ 30,733	$ 8,585	$ 2,333	$ 3,483	$ 367	$ (30,214)	$ 15,287

Facility rent	26,940	612	604	1,365	271	-	29,792

EBITDAR	$ 57,673	$ 9,197	$ 2,937	$ 4,848	$ 638	$ (30,214)	$ 45,079
	======	=======	=======	=======	======	=======	=======

EBITDA margin	6.9%	10.9%	5.7%	8.2%	2.6%		2.5%

EBITDAR margin	13.0%	11.7%	7.2%	11.4%	4.4%		7.3%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Three Months Ended September 30, 2003
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 139,765	$ 30,106	$ 15,071	$ 13,748	$ 4,731	$ 8	$ 203,429

Net segment income (loss)	$ 3,787	$ 2,123	$ 786	$ 737	$ 438	$ (14,854)	$ (6,983)

Interest, net	781	(8)	-	-	-	3,311	4,084

Depreciation and amortization	1,545	298	17	121	66	(220)	1,827

EBITDA	$ 6,113	$ 2,413	$ 803	$ 858	$ 504	$ (11,763)	$ (1,072)

Facility rent	8,964	196	262	407	81	-	9,910

EBITDAR	$ 15,077	$ 2,609	$ 1,065	$ 1,265	$ 585	$ (11,763)	$ 8,838
	=======	========	========	=======	========	=======	=======

EBITDA margin	4.4%	8.0%	5.3%	6.2%	10.7%		(0.5)%

EBITDAR margin	10.8%	8.7%	7.1%	9.2%	12.4%		4.3%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Nine Months Ended September 30, 2003
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 414,069	$ 81,511	$ 40,585	$ 42,033	$ 13,941	$ 85	$ 592,224

Net segment income (loss)	$ 11,680	$ 12,318	$ 892	$ 2,821	$ 1,517	$ (46,360)	$ (17,132)

Interest, net	2,317	(26)	-	-	-	12,435	14,726

Depreciation and amortization	3,955	902	48	371	188	22	5,486

EBITDA	$ 17,952	$ 13,194	$ 940	$ 3,192	$ 1,705	$ (33,903)	$ 3,080

Facility rent	26,655	588	736	1,275	250	-	29,504

EBITDAR	$ 44,607	$ 13,782	$ 1,676	$ 4,467	$ 1,955	$ (33,903)	$ 32,584
	=======	=======	=======	=======	=======	=======	=======

EBITDA margin	4.3%	16.2%	2.3%	7.6%	12.2%		0.5%

EBITDAR margin	10.8%	16.9%	4.1%	10.6%	14.0%		5.5%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Three Months Ended September 30, 2004
(unaudited)

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Services	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total nonaffiliated net revenues	$ 144,524	$ 1	$ 522	$ 145,047	$ 2,946	$ 147,993

Net segment income (loss)	$ 6,784	$ (2,996)	$ 157	$ 3,945	$ (506)	$ 3,439

Interest, net	1,763	-	-	1,763	(7)	1,756

Depreciation and amortization	2,397	-	10	2,407	12	2,419

EBITDA	$ 10,944	$ (2,996)	$ 167	$ 8,115	$ (501)	$ 7,614

Facility rent	8,822	-	14	8,836	(18)	8,818

EBITDAR	$ 19,766	$ (2,996)	$ 181	$ 16,951	$ (519)	$ 16,432
	========	=========	=========	=========	========	========

EBITDA margin	7.6%			5.6%		5.1%

EBITDAR margin	13.7%			11.7%		11.1%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Nine Months Ended September 30, 2004
(unaudited)

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Services	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total nonaffiliated net revenues	$ 432,848	$ 1	$ 1,975	$ 434,825	$ 8,817	$ 443,641

Net segment income (loss)	$ 33,710	$ (8,755)	$ (50)	24,905	$ (2,466)	$ 22,439

Interest, net	2,494	-	962	3,456	(38)	3,418

Depreciation and amortization	4,507	-	335	4,842	34	4,876

EBITDA	$ 40,711	$ (8,755)	$ 1,247	$ 33,203	$ (2,470)	$ 30,733

Facility rent	27,916	-	(915)	27,001	(61)	26,940

EBITDAR	$ 68,627	$ (8,755)	$ 332	$ 60,204	$ (2,531)	$ 57,673
	=========	=========	=========	=========	=========	=========

EBITDA margin	9.4%			7.6%		6.9%

EBITDAR margin	15.9%			13.8%		13.0%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Three Months Ended September 30, 2003
(unaudited)

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Services	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total nonaffiliated net revenues	$ 135,374	$ -	$ 1,120	$ 136,494	$ 3,271	$ 139,765

Net segment income (loss)	$ 8,007	$ (3,517)	$ 117	$ 4,607	$ (820)	$ 3,787

Interest, net	794	-	-	794	(13)	781

Depreciation and amortization	1,523	-	10	1,533	12	1,545

EBITDA	$ 10,324	$ (3,517)	$ 127	$ 6,934	$ (821)	$ 6,113

Facility rent	8,756	-	21	8,777	187	8,964

EBITDAR	$ 19,080	$ (3,517)	$ 148	$ 15,711	$ (634)	$ 15,077
	========	=========	=========	=========	=========	=========

EBITDA margin	7.6%			5.1%		4.4%

EBITDAR margin	14.1%			11.5%		10.8%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Nine Months Ended September 30, 2003
(unaudited)

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Retained	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total net revenues	$ 400,069	$ -	$ 4,413	$ 404,482	$ 9,587	$ 414,069

Net income (loss)	$ 23,037	$ (10,285)	$ 969	$ 13,721	$ (2,041)	$ 11,680

Interest, net	2,354	-	-	2,354	(37)	2,317

Depreciation and amortization	3,886	-	35	3,921	34	3,955

EBITDA	$ 29,277	$ (10,285)	$ 1,004	$ 19,996	$ (2,044)	$ 17,952

Facility rent	26,043	-	63	26,106	549	26,655

EBITDAR	$ 55,320	$ (10,285)	$ 1,067	$ 46,102	$ (1,495)	$ 44,607
	=========	=========	=========	=========	=========	=========

EBITDA margin	7.2%			4.9%		4.3%

EBITDAR margin	13.7%			11.4%		10.8%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net, gain (loss) on discontinued operations and cumulative effect of a change in accounting principle. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Number of licensed beds:
SNF	10,634	10,678	10,634	10,678
Hospitals	192	192	192	192

Number of facilities:
SNF	103	103	103	103
Hospitals	3	3	3	3

Occupancy %:
SNF - same store	91.2%	90.7%	91.1%	90.6%
Hospitals	53.6%	51.1%	54.2%	54.0%

Payor Mix % based on patient days - Same Store SNF:
Medicare	11.8%	11.1%	12.3%	11.5%
Medicaid	64.5%	65.4%	64.4%	65.4%
Private and other	23.7%	23.5%	23.3%	23.1%

Payor Mix % based on patient days - Hospitals:
Medicare	75.9%	75.4%	73.4%	75.7%
Medicaid	5.8%	8.5%	7.3%	7.9%
Private and other	18.3%	16.1%	19.3%	16.4%

Payor Mix % based on patient days - Inpatient Services:
Medicare	12.5%	11.8%	13.0%	12.2%
Medicaid	63.8%	64.8%	63.8%	64.7%
Private and other	23.7%	23.4%	23.2%	23.1%

Revenue Mix % of revenues - Same Store SNF:
Medicare	25.3%	24.0%	26.0%	24.8%
Medicaid	52.2%	52.9%	51.8%	52.2%
Private and other	22.5%	23.1%	22.2%	23.0%

Revenue Mix % of revenues - Hospitals:
Medicare	78.6%	76.9%	76.1%	75.3%
Medicaid	5.0%	7.7%	6.3%	7.2%
Private and other	16.4%	15.4%	17.6%	17.5%

Revenue Mix % of revenues - Inpatient Services:
Medicare	29.0%	27.4%	29.5%	28.2%
Medicaid	48.9%	50.0%	48.6%	49.2%
Private and other	22.1%	22.6%	21.9%	22.6%

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues PPD - Same Store SNF:
Medicare (Part A)	$ 314.09	$ 295.07	$ 313.25	$ 295.24
Medicaid	$ 130.74	$ 122.99	$ 130.98	$ 121.27
Private and other	$ 140.31	$ 136.56	$ 141.04	$ 136.40

Revenues PPD - Hospitals:
Medicare (Part A)	$ 1,073.20	$ 951.71	$ 1,039.28	$ 910.94
Medicaid	$ 932.04	$ 867.46	$ 912.45	$ 867.56
Private and other	$ 756.96	$ 1,189.64	$ 898.59	$ 596.71

Revenues - Non-affiliated (in thousands):
Inpatient:
Medicare	$ 42,877	$ 38,687	$ 131,010	$ 118,980
Medicaid	$ 72,380	$ 69,288	$ 215,253	$ 201,716
Private and other	$ 32,736	$ 31,790	$ 97,378	$ 93,373
Subtotal	$ 147,993	$ 139,765	$ 443,641	$ 414,069

Rehabilitation Therapy	$ 23,693	$ 30,106	$ 78,467	$ 81,511
Medical Staffing	13,240	15,071	40,643	40,585
Home Health	14,887	13,748	42,462	42,033
Laboratory and Radiology	4,655	4,731	14,350	13,941
Subtotal	$ 56,475	$ 63,656	$ 175,922	$ 178,070

Other - non-core businesses	2	8	46	85
Total	$ 204,470	$ 203,429	$ 619,609	$ 592,224
	=======	=======	=======	=======

Rehab contracts:
Affiliated - continuing	90	113	90	113
Non-Affiliated	311	364	311	364

DSO:
Inpatient Services - Same Store SNF	29	36	29	36
Inpatient Services - Hospitals	70	92	70	92
Rehabilitation Therapy	122	107	122	107
Medical Staffing	65	61	65	61
Home Health	61	83	61	83
Laboratory and Radiology	106	83	106	83